UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2007
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
7.01	Regulation FD Disclosure

SECTION 7 – REGULATION FD

Item 7.01              Regulation FD Disclosure

As described in more detail in its current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2007, Nord Resources Corporation (“Nord”) completed an unregistered offering (the “Offering”) of 30,666,700 special warrants (the “Special Warrants”) on June 5, 2007. The Special Warrants were offered and sold at a price of U.S.$0.75 per Special Warrant, for aggregate gross proceeds of approximately U.S.$23 million. Each Special Warrant is convertible into one share of common stock (each a “Share”) and one-half of one common stock purchase warrant (each whole warrant, a “Warrant”) for no additional consideration. Each Warrant, when issued, will entitle the holder to purchase one share of common stock (each, a “Warrant Share”) for a period of five years following the date of closing of the private placement at a price of U.S.$1.10 per Warrant Share.

Under the terms of the Offering, Nord agreed to (i) file and obtain a receipt for a Canadian non-offering prospectus (the “Prospectus”) to qualify the issuance of the Shares and the Warrants in Canada, and (ii) file a registration statement (the “US Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”) in order to register the resale of the Shares and the Warrant Shares in the United States. The conversion of the Special Warrants into Shares and Warrants is anticipated to take place upon a final receipt being issued for a Canadian prospectus.

Nord filed the U.S. Registration Statement with the SEC on October 19, 2007; it has not yet been declared effective by the SEC.

On November 13, 2007, Nord filed the preliminary Prospectus with the British Columbia and Ontario Securities Commissions. The British Columbia Securities Commission has been designated by Nord as the principal regulator under Canadian National Policy 43-201 – Mutual Reliance Review System for Prospectuses and Annual Information Forms and the Mutual Reliance Review System. Under applicable Canadian securities rules, Nord has filed as an exhibit to the preliminary Prospectus the Johnson Camp Mine Project Feasibility Study and Technical Report (the “Technical Report”) which was referred to in Nord’s current report on Form 8-K filed with the SEC on October 19, 2007 (the “October 19 Form 8-K”). The Technical Report was prepared by Michael Bikerman, Ph.D., P.G., David Bikerman, M.S., E.M, and Thomas McGrail, E.M., all of Bikerman Engineering & Technology Associates, Inc., pursuant to National Instrument 43-101 (“NI 43-101”) of the Canadian Securities Administrators. Michael Bikerman, David Bikerman and Thomas McGrail are all independent to Nord and are “Qualified Persons” within the meaning assigned in National Instrument 43-101.

In addition to the disclosing the mineral reserves summarized in the October 19 Form 8-K filed with the SEC on October 19, 2007, the preliminary Prospectus and the Technical Report contain references to “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources” to comply with reporting standards in Canada. Both the Prospectus and the Technical Report are anticipated to become publicly available on the Internet at www.sedar.com, on November 15, 2007.

The mineral reserves have been estimated in accordance with the definition standards on mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101, and are compliant with SEC Guide 7 guidelines. In contrast, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the U.S. Registration Statement. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources, or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources, or inferred mineral resources in this prospectus are economically or legally mineable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

DATE: November 13, 2007	By:	/s/ John T. Perry
John T. Perry
President and CEO